For the fiscal period ended 12/31/02
File number 811-40896

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I. Name of Fund: The Prudential Series Fund, Inc. ? SP Mid Cap Growth Portfolio (fka. SP MFS Mid Cap Growth Portfolio).

1.   Name of Issuer
	Wellchoice

2.   Date of Purchase
	11/08/02

3.   Number of Securities Purchased
	220 shares

4.   Dollar Amount of Purchase
	$5,500

5.   Price Per Unit
	$25

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	First Boston

7.   Other Members of the Underwriting Syndicate
	N/A